                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934
                               (AMENDMENT NO.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_] Preliminary Proxy Statement

[_] Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

[X] Definitive Proxy Statement

[_] Definitive Additional Materials

[_] Soliciting Material Pursuant to (S)240.14a-11(c) or (S)240.14a-12


                         CARDIAC CONTROL SYSTEMS, INC.
    ------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


Payment of Filing Fee (Check the appropriate box):


[X] No fee required

[_] Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    (1) Title of each class of securities to which transaction applies:

    --------------------------------------------------------------------------

    (2) Aggregate number of securities to which transaction applies:

    --------------------------------------------------------------------------

    (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    --------------------------------------------------------------------------

    (4) Proposed maximum aggregate value of transaction:

    --------------------------------------------------------------------------

    (5) Total fee paid:

    --------------------------------------------------------------------------

[_] Fee paid previously with preliminary materials.

[_] Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    (1) Amount Previously Paid:

    --------------------------------------------------------------------------

    (2) Form, Schedule or Registration Statement No.:

    --------------------------------------------------------------------------

    (3) Filing Party:

    --------------------------------------------------------------------------

    (4) Date Filed:

    --------------------------------------------------------------------------

Notes:

          [LETTERHEAD OF CARDIAC CONTROL SYSTEMS, INC. APPEARS HERE]



October 3, 1996


Dear Shareholder:

     The Board of Directors cordially invites you to attend, on November 13, 1996, Cardiac Control Systems, Inc.'s Annual Meeting of Shareholders, to be held at the Hyatt Regency New Orleans, Poydras at Loyola Avenue, New Orleans, Louisana 70113 at 4:00 p.m. local time, for the following purposes:

     1. To elect the Board of Directors;

     2. To ratify the appointment of independent accountants; and

     3. To transact such other business as may properly come before the meeting or any adjournment thereof.

       To assure a quorum and that your shares will be voted at the meeting in accordance with your instructions, please sign and return the enclosed proxy card at your earliest convenience. If you sign and return your proxy card without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the directors' recommendations. Mailing your proxy card will not limit your right to vote in person at the meeting.

       If you plan to be present at the meeting, please so indicate on the proxy card so that we can mail an admission card to you. Please note that attendance at the meeting will be limited to shareholders as of the record date (or authorized representative) having an admission card or evidence of their share ownership, and guests of the Company.

Respectfully yours,

CARDIAC CONTROL SYSTEMS, INC.



/s/ Robert T. Rylee
------------------------------
Robert T. Rylee
Secretary

Enclosures

                         CARDIAC CONTROL SYSTEMS, INC.

                  3 Commerce Blvd., Palm Coast, Florida 32164

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                                 TO BE HELD ON

                          Wednesday, November 13, 1996



TO: Holders of shares of common stock, par value $0.10 per share ("Common Stock"), of Cardiac Control Systems, Inc.:


     NOTICE IS HEREBY GIVEN that pursuant to a call of its directors, the annual meeting (the "Meeting") of the shareholders of Cardiac Control Systems, Inc., a Delaware Corporation (the "Company"), will be held at the Hyatt Regency New Orleans, Poydras at Loyola Avenue, New Orleans, Louisana on November 13, 1996 at 4:00 a.m. local time, for the following purposes:

1. To elect the directors for the Company to serve until the next annual meeting of the shareholders and until their successors are elected and qualify;

2. To ratify the appointment of BDO Seidman, LLP as independent accountants to audit the Company's books and records for the fiscal year ending March 31, 1997; and

3. To transact any other business as may properly come before the Meeting and any adjournment thereof.

     THE COMPANY'S PROXY STATEMENT, PROXY AND ANNUAL REPORT FOR THE YEAR ENDED MARCH 31, 1996 MUST ACCOMPANY THIS NOTICE.

     The accompanying Proxy Statement summarizes information concerning the proposed business to be acted upon at the meeting.

     Only holders of record of shares of Common Stock of the Company at the close of business on October 1, 1996 are entitled to notice of and to vote at the Meeting and any adjournments thereof.

     Shareholders are urged to attend the Meeting; but, whether you plan to attend or not, PLEASE DATE, MARK, SIGN AND RETURN THE ENCLOSED PROXY PROMPTLY to the Company in the enclosed pre-addressed envelope.

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE HOLDERS OF COMMON STOCK OF THE COMPANY ELECT EACH NOMINEE FOR DIRECTOR AND RATIFY THE APPOINTMENT OF INDEPENDENT ACCOUNTANTS FOR THE COMPANY; BOTH TO BE PRESENTED AT THE MEETING.

By Order of The Board of Directors


/s/ Robert T. Rylee
------------------------------
Robert T. Rylee
Secretary

Palm Coast, Florida
October 3, 1996

                         CARDIAC CONTROL SYSTEMS, INC.

                              3 Commerce Boulevard
                           Palm Coast, Florida 32164

                                PROXY STATEMENT

                                 ANNUAL MEETING
                               November 13, 1996


THE PROXY AND SOLICITATION

     The accompanying Proxy is solicited by the Board of Directors of Cardiac Control Systems, Inc. (The "Company") for use at the Annual Meeting of the holders of the Company's Common Stock, par value $0.10 per share ("Common Stock"), to be held on November 13, 1996 at the Hyatt Regency New Orleans, Poydras at Loyola Avenue, New Orleans, Louisiana 70113 at 4.00 p.m. local time, and any adjournment thereof. When such proxy card is properly executed and returned, the shares it represents will be voted at the Annual Meeting in accordance with any directions noted thereon, or, if no direction is indicated, it will be voted by the persons named in the accompanying proxy card as recommended by the Board of Directors. Any proxy given pursuant to this solicitation may be revoked by the shareholder at any time prior to the voting thereof by attending and voting in person at the meeting, or by giving notice of revocation in writing to the Secretary of the Company at any time prior to its use, or by delivery to the Secretary of the Company of a duly executed proxy bearing a later date.

     A Notice of Annual Meeting of Shareholders and a proxy card accompany this Proxy Statement. The approximate date of the first distribution of this Proxy Statement and the accompanying proxy card and Notice of Annual Meeting to shareholders is October 3, 1996.

     A copy of the Company's Annual Report for the year ended March 31, 1996 has been mailed to each shareholder of record. Copies of the Company's annual report on Form 10-KSB (exclusive of certain exhibits) may be obtained, without charge, by writing to the Secretary of the Company at 3 Commerce Boulevard, Palm Coast, Florida 32164.

     The Company will bear the costs of solicitation of proxies. Proxies will be solicited principally through the use of the mails, but directors, officers and regular employees of the Company may, without additional compensation use their personal efforts by telephone or otherwise to obtain proxies.

     All properly executed, unrevoked proxies received in time for the meeting will be voted as specified. If no other indication is made, the proxies will be voted for the election of directors shown as nominees and as recommended by the Board of Directors with regard to all other matters.

PURPOSES OF ANNUAL MEETING

     The Annual Meeting has been called for the purposes of electing the Board of Directors, ratifying the appointment of the Company's independent accountants, and transacting such other business as may properly come before the meeting.

     The two persons named in the accompanying proxy card have been selected by the Board of Directors and will vote shares represented by valid proxies.

     The Board of Directors recommends that the full Board for the ensuing year shall consist of at least seven directors, recommends the election of the nominees listed on pages 2-4 as Directors to hold office until the next annual meeting of shareholders and the election and qualification of their successors and recommends the ratification of the Company's independent accountants.

     Six of the nominees, presently members of the Board of Directors, were elected by the shareholders at the last annual meeting of the Company's shareholders. One of the nominees, presently a member of the Board of Directors, has been appointed since the last annual meeting of the Company's shareholders as an addition to the Board of Directors. The Board of Directors has no reason to believe that any of the nominees will be unable to serve as a Director. If, at the time of the Annual Meeting any of such nominees should be unable or decline to serve, the discretionary authority provided in the proxy will be exercised to vote for such other person or persons as the Board of Directors may recommend.

     The Company has no knowledge of any other matters to be presented at the Annual Meeting. In the event other matters do properly come before the meeting, the persons named in the proxy will vote in accordance with their judgment on such matters.

VOTING SECURITIES

     The Board of Directors has fixed the close of business on October 1, 1996 as the record date for determining shareholders entitled to notice of the Annual Meeting and to vote. As of the record date, the Company had outstanding and entitled to vote at the Annual Meeting 2,580,799 shares of Common Stock. Each share of Common Stock entitles the holder thereof to one vote on each matter presented for action at the Annual Meeting.

     The presence at the Annual Meeting, in person, or by proxy, of a majority of the outstanding shares of Common Stock will constitute a quorum. Directors will be elected by a plurality of the votes cast by the shares of Common Stock represented in person or by proxy at the Annual Meeting. The affirmative vote of a majority of the shares of Common Stock present and voting at the Annual Meeting is required to ratify the appointment of BDO Seidman, LLP as the Company's independent accountants. If less than a majority of outstanding shares entitled to vote are represented at the Annual Meeting, a majority of the shares so represented may adjourn the Annual Meeting to another date, time or place, and notice need not be given of the new date, time or place if the new date, time or place is announced at the meeting before an adjournment is taken.

     Prior to the Annual Meeting, the Company will select one or more independent inspectors of election for the meeting. Such inspector(s) shall determine the number of shares of Common Stock represented at the meeting, the existence of a quorum and the validity and effect of proxies, and shall receive, count and tabulate ballots and votes and determine the results thereof.

     Pursuant to Delaware law, abstentions and broker non-votes are counted as present for purposes of determining the presence of a quorum. However, abstentions are treated as present and entitled to vote and thus have the effect of a vote against the matter. A broker non-vote on a matter is considered not entitled to vote on that matter and thus is not counted in determining whether a matter requiring approval of a majority of shares present and entitled to vote has been approved or whether a plurality of the shares present and entitled to vote has been voted.

     A list of shareholders entitled to vote at the Annual Meeting will be available at the Company's offices, 3 Commerce Boulevard, Palm Coast, Florida 32164, for a period of ten days prior to the Annual Meeting itself for examination by any shareholder.

ELECTION OF DIRECTORS

     For each nominee and director, the following sets forth his or her name and age, as of August 31, 1996, as well as information respecting any positions he or she has held with the Company, and his or her principal occupation or employment currently and for at least the past five years. In addition, the following sets forth the year each nominee and director was first elected or appointed as a Director. There are no family relationships among the nominee(s) and/or director(s). There are no arrangements or understandings between any nominee(s) and/or director(s) and any other person(s) pursuant to which he or she was or is to be selected as a director or nominee.

     William H. Burns Jr., age 46 was appointed to the Board of Directors in September, 1995. He has been President and CEO of Biosight, Inc., a health care consulting company, and Vector Inc., a medical product design and distribution company since May, 1994. From July, 1988 through March, 1994 he was Founder, President and CEO of Matrx Medical Inc., a medical product design and distribution company. His efforts in building Matrx Medical, Inc. earned him an award as Entrepreneur of the Year in New York State in 1993. From 1975 through 1998, Mr. Burns held various positions with the BOC group, including Vice President and General Manager of Ohmeda Dental, Veterinary and Emergency Care Products. Mr. Burns is also a director of Nova Vision, a contact lens manufacturer for the Ophthalmic and Optometric industry and a director of Minrad, Inc., a platform technology in interventional radiology.

     Bart C. Gutekunst, age 45, was appointed to the Board of Directors in July
1994 and became Chairman of the Board in October 1994.   Mr. Gutekunst focuses
on growing businesses and enhancing value through strategic, managerial and financial advisory involvement, with a particular emphasis on the medical sector. In 1995 he also became Chairman and CEO of NovaVision, Inc., a manufacturer of contact lenses for the Ophthalmic and Optometric industry. From September 1992 to September 1994, he was Vice Chairman and Chief Financial Officer of R-2 Medical Systems, Inc., a cardiac care device company, with responsibility for strategic and corporate development as well as overseeing the financial functions of the company. From February, 1994 to March 1996, Mr. Gutekunst served as Chairman of the Board of Directors of United Education and Software, Inc., a multi-state operator of nursing and vocational schools operating under Chapter 11 of the United States Bankruptcy Code where he oversaw the voluntary liquidation of the company's assets. Previously he had been a director of that company for approximately ten years. From 1988 to 1990, he was a senior member of an investment firm, Entrecanales, Inc., funded by a major European family, making equity investments and leveraged buyouts. From 1981 to 1987, he was Executive Vice President and a member of the Board of Directors, as well as the Management and Investment Committees of Laidlaw, Adams & Peck Inc., where he supervised the investment banking department and completed over 50 public and private transactions. From 1976 to 1981, he was a member of Chemical Bank's Merchant Banking Group. Mr. Gutekunst has been a member of the Board of Directors or advisor to the Board for many companies.

     Larry Haimovitch, age 49, was appointed to the Board of Directors in November 1994. He is President of Haimovitch Medical Technology Consultants, a San Francisco, California based health care consulting firm which specializes in the medical device and technology industry with a particular emphasis on cardiology related areas and whose clients have included a major hospital chain, numerous medical device companies, venture capital firms, investment groups, and investment bankers. Prior to forming his firm in 1991, Mr. Haimovitch spent over 20 years as a health care industry analyst for a number of leading research firms and financial institutions such as Furman Selz, Sutro & Co., and Wells Fargo Investment Advisors. He also currently serves as a director to Electro-Pharmacology, Inc.

     Augusto Ocana, age 53, was appointed to the Board of Directors in April, 1996. He has over 20 years experience in building and managing International health care businesses. Dr. Ocana joined Grupo Taper International, a European distributor of medical devices, in 1994 as Executive Vice President. From 1990 to 1994, Dr. Ocana was President and Chairman of the Board of Rempak International Corporation. Prior to that, Dr. Ocana was employed at Abbott Laboratories, joining that company in 1975, there he held various management positions, including Marketing Director, Business Development, Director Pharmaceutical Worldwide and Managing Director of the Latin American and European Subsidiaries. Dr. Ocana has also been trained as a Physician and has a Doctorate in International Law and Diplomacy. He serves as a permanent member of the council of the Centro de Estudios Internacionales, an international association for jurisprudence.

     Alan J Rabin, age 46, became President, Chief Executive Officer and was elected to the Board of Directors in October 1994. Mr. Rabin has approximately 25 years experience in the management of medical companies, with specific emphasis on business development through marketing, sales, new product development and strategic relationships. Until September, 1994, Mr. Rabin was President and Chief Executive Officer of R2 Medical Systems, Inc., a manufacturer of cardiac care devices, including disposables used in cardiac pacing. In this capacity, he rebuilt the sales and marketing functions, created a sales management team, strengthened and expanded domestic and international distribution and established budgeting and long range planning systems. Mr. Rabin was also a successful participant in the Company's corporate development and funding activities, which activities resulted in the completion of an acquisition of the company by Cardiotronics, Inc.

     From 1987 to 1992, Mr. Rabin was Vice President of Marketing and Sales for Stereo Optical Company, a manufacturer of disposable and capital ophthalmic diagnostic devices. From 1985 to 1986, he was Director of Marketing and Sales at Tycos Life Sciences, Inc., a manufacturer of cardiovascular diagnostic and monitoring devices, which company experienced a turnaround and subsequently was sold. From 1980 to 1985, Mr. Rabin held various marketing, new business development and product management positions with surgical and cardiovascular equipment divisions of C. R. Bard. Prior to assuming those positions, Mr. Rabin was employed in marketing and sales in the critical care and anesthesia market. He also currently serves as a director of NovaVision Inc., a manufacturer of contact lenses for the Ophthalmic and Optometric industry.

     Robert T. Rylee, age 65, was appointed to the Board of Directors in November 1988. He practiced law from 1958 to 1969 and was a partner in the firm of Wood, Boykin, Rylee, and Walter from 1965 to 1969. In 1969, Mr. Rylee became the President and CEO of Wright Manufacturing Company, a manufacturer of orthopedic implants and instruments, a position he held until 1981 when he became a Dow Corning U.S. Area Vice President and the General Manager of Health Care Business. On May 31, 1993, he retired as Vice President and Chairman of Health Care Business, a position he had held since 1986. He is currently the Chief Executive Officer and a director of Clarus Medical Systems, which position he has held since September 1993. Mr. Rylee is also a director of Minrad, Inc., a platform technology in interventional radiology.

     Tracey E. Young, age 41, was appointed to the Board of Directors in September, 1995. She is the Founder and President of Elliot Young Associates, Inc., a proprietary health care consulting concern, formed in 1987 to assist companies and investors in identifying, evaluating, capturing and managing strategic growth and financing opportunities in high technology health care markets. Ms. Young has also held key consulting positions with The Wilkerson Group, both as the founding Associate Director of their Cardiovascular Market Intelligence Service and as an independent consultant to the firm. She has also spent seven years in the pacemaker industry, including holding clinical, senior marketing management and strategic planning positions with Telectronics Pacing Systems and Intermedics, Inc.

     The Company formed audit and compensation committees to the Board of Directors in November 1994. The audit committee consists of Larry Haimovitch as Chairman, Bart C. Gutekunst and William H. Burns, Jr. The compensation committee consists of Robert T. Rylee as Chairman, Bart C. Gutekunst and Tracey
E. Young. There were three meetings of the compensation committee and two meetings of the audit committee during the fiscal year ended March 31, 1996.
The Company does not have a nomination committee.

     None of the Directors or Executive Officers of the Company is a director in any company, other than the Company, with a class of equity securities registered pursuant to Section 12 of the Securities and Exchange Act of 1934, as amended, or subject to the requirements of Section 15(d) of such Act or any company registered as an investment company under the Investment Company Act of 1940, as amended except for Bart C. Gutekunst who is Chairman of the Board of United Education Software, Inc., and Larry Haimovitch who is a director of Electro-Pharmacology, Inc.

     The Board of Directors held a total of ten meetings during fiscal year 1996. All current Directors attended at least 90% of the total number of meetings of the Board held during the terms of their office. The Company compensates Directors for services to the Company in their capacity as Directors. See "COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS - Executive Remuneration." The Company also reimburses certain Directors for their out-of-pocket expenses for attending meetings.

     The affirmative vote of a majority of the votes cast at the Annual Meeting, if a quorum is present, will be sufficient to elect a Director.

     THE BOARD RECOMMENDS THAT THE NOMINEES FOR ELECTION BE APPROVED. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY TO THE CONTRARY IN THEIR PROXIES.

EXECUTIVE OFFICERS OF THE COMPANY

     The following sets forth the names and ages of the Executive Officers of the Company as of August 31, 1996, in addition to information respecting their positions and offices with the Company, their periods of service in such capacities, and their business experience for at least the past five years. There are no family relationships among the Executive Officers of the Company. There are no arrangements or understandings between any nominee(s) and/or director(s) and any other person(s) pursuant to which he or she was or is to be selected as a director or nominee.

     Alan J. Rabin, age 46, joined the Company in October 1994, in connection with the Debenture financing. See "CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS." At that time, he was appointed to the Board and appointed the Company's President and Chief Executive Officer. Until September 1994, Mr. Rabin was President and Chief Executive Officer of R-2 Medical Systems, Inc., a manufacturer of cardiac care devices, including disposables used in cardiac pacing. R-2 Medical Systems, Inc. was sold to Cardiotronics, Inc. in 1994. From 1987 to 1992, Mr. Rabin was Vice President of Marketing and Sales for Stereo Optical Company, a manufacturer and distributor of disposable and ophthalmic diagnostic devices. From 1985 to 1986, he was Director of Marketing and Sales at Tycos Life Services, Inc., a manufacturer of cardiovascular diagnostic and monitoring devices. From 1980 to 1985, Mr. Rabin held various marketing, new business development, and product management positions with surgical and cardiovascular equipment divisions of C. R. Bard. Prior to assuming those positions, Mr. Rabin was employed in marketing and sales in the critical care and anesthesia market.

     W. Alan Walton, age 62, joined the Company as Executive Vice President and
Chief Operating Officer in March, 1996.   Mr. Walton is a Fellow of the
Institute of Chartered Accountants in England and Wales, and, from March, 1995 through February, 1996, was engaged as a financial and operations consultant with Biosight Inc., of Orchard Park, NY, a firm specializing in helping health care businesses enhance their performance. Prior to his experience with Biosight, he spent nineteen years in senior Financial and Systems Management positions with Dunlop Holdings plc in the United Kingdom and the USA including a position as General Manager, Group Information Systems, with responsibility for Dunlop's global computing and communications.

     Jonathan S. Lee, age 44, joined the Company in May, 1996 as Vice President of Research and Development. Mr. Lee is a biomedical engineer and has 18 years experience in Research & Development, Regulatory Affairs and Marketing with Telectronics, a leading pacemaker manufacturer. While at Telectronics from March, 1978, to May, 1996, he established and managed Telectronics' world wide service facilities, and established Telectronics' research and development presence in Denver, Colorado. He has been a member of the North American Society of Pacing and Electrophysiology since 1984.

     Terry McMahon, age 46, joined the Company in November 1994 as its Vice President of Regulatory Affairs and Quality Assurance. He has 10 years of experience in managing regulatory affairs and clinical research in the healthcare and energy industries. Prior to joining CCS, Mr. McMahon was with Xomed-Treace, Inc. from October, 1990 to November, 1994, as Manager of Regulatory and Clinical Affairs. Previously, he had served in a variety of managerial positions in regulatory and technical affairs for companies involved in medical device implants.

     William Wharton, age 49, was appointed Vice President of Operations in February 1994. Prior to that appointment, he had served the Company as Vice President of Quality Assurance since 1985. Mr. Wharton joined the Company in 1982 as Director of Quality Assurance. Before joining the Company, he was employed as a Quality Assurance Supervisor for at least five years by Medtronic, Inc., a major competitor in the cardiac pacing industry. Mr. Wharton received electronics training at Northwestern Electronics Institute in 1967 and at Bell & Howell Electronic Systems in 1977.

     Each director and executive officer, and each person owning beneficially more than 10% of a registered class of the Company's equity securities, is required to report to the Securities and Exchange Commission, by a specified date, his or her transactions related to the Company's Common Stock and to provide a copy of any such report to the Company. A late report was filed for each of Mr. McMahon, officer, Mr. Brownlee and Ms. Mitchell, former officers, and each of Messrs. Rabin and Gutekunst, officers and directors, and Messrs. Haimovich and Rylee, directors, with respect to one stock option grant to each of them. A late report was filed by Messrs. Rabin and Gutekunst with respect to conversion of their debentures into Common Stock, which report also included reports of de minimus amounts of stock issued to them twice during the fiscal year in respect of interest payments on their debentures. Two late reports were filed by Philip R. Beutel, an owner of over 10% of the Company's Common Stock, for six transactions (which transactions include a conversion of his debenture into Common Stock and the interest payment on the debentures in de minimus amounts of Common Stock).


SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

     As of August 31, 1996, seven (7) stockholders were known by the Company to beneficially own five percent (5%) or more of the outstanding voting securities of the Company. The following table sets forth the indicated information as of August 31, 1996 with respect to each person known by the Company to own beneficially more than five percent (5%) (calculated in accordance with the guidelines promulgated by the Securities and Exchange Commission) of the 2,580,799 issued and outstanding shares of common stock of the Company on that date.

     In accordance with Rule 13d-3, promulgated under the Exchange Act, shares that are not outstanding but that are issuable upon exercise of outstanding options, warrants, rights or conversion privileges have been deemed to be outstanding for the purpose of computing the percentage of outstanding shares owned by the person owning such right, but have not been deemed outstanding for the purpose of computing the percentage for any other person.



Name and Address                        Amount and Nature        Percent
of Beneficial Owner                of Beneficial Ownership      of Class
                                           (1)(2)(3)               (2)
------------------------------------------------------------------------

Philip R. Beutel                              277,065              10.70%
3 Chase Lane
Colorado Springs, CO 80906

Special Situations Fund III, LP               327,770              12.57%
153 East 53rd St. Rm 5101
New York, New York 10022

Bradley Resources                             198,705               7.65%
107 John Street
Southport, CT 06490

Penfield Partners                             204,856               7.88%
c/o William D. Witter, Inc.
150 E. 53rd Street
New York, NY 10022

ROI Partners                                  143,399               5.53%
353 Sacramento Street
San Francisco, CA 94111

Dow Corning Enterprises, Inc.                 235,714 (4)           8.48%
2200 West Salzburg Road
Auburn, MI 48611

Sirrom Capital Corporation                    200,000 (5)           7.32%
511 Union Street
Suite 2310
Nashville, TN 37219
------------------------------------------------------------------------

     (1) Except as otherwise indicated, each person is the record owner of the shares indicated and possesses the sole voting and investment power with respect to such shares of common stock.

     (2) Computations of percentage ownership of each of the shareholders named above treat warrants and options to purchase common stock exercisable within the next 60 days as though the shares subject thereto were issued and outstanding.

     (3) Includes shares which may be acquired within the next sixty days in the following amounts by exercising redeemable warrants issued in consideration of the conversion of 5% Convertible Debentures to common stock: Philip R. Beutel - 8,665; Special Situations Fund III - LP

         27,731; Bradley Resources - 16,811; Penfield Partners - 17,332; ROI Partners - 12,132.

     (4) Represents redeemable warrants covering the purchase of 200,000 shares of common stock issued pursuant to the retirement of the Company's mortgage with Dow Corning Enterprises Inc., and 35,714 shares of common stock held of record.

     (5) Represents 50,000 shares of common stock held of record and redeemable warrants covering a) the purchase of 100,000 shares of common stock issued pursuant to the execution of the company's mortgage with Sirrom Capital Corporation and b) 50,000 shares of common stock issued pursuant to the granting of consent to a Promissory Note in the sum of $1,000,000 in favor of Intermedics Inc.

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS

       The following table sets forth the number of shares of common stock beneficially owned by each Director of the Company as of August 31, 1996 and the percentage of the outstanding shares such ownership represented at the close of business on August 31, 1996 (according to information received by the Company), together with information as to stock ownership of all Directors and Executive Officers of the Company as a group as of August 31, 1996.

Name of Individual or                     Amount and Nature of        Percent
Number of Persons in Group                Beneficial Ownership       of Class (2)
                                              (1)(2)(3)(4)
-------------------------------------------------------------------------------
William H. Burns, Jr.                               690               0.03%
Bart C. Gutekunst                                34,528               1.32%
Larry G. Haimovitch                              15,304               0.59%
Augusto Ocana                                         0                  0%
Alan J. Rabin                                    42,623               1.63%
Robert T. Rylee                                  28,019               1.08%
Tracey E. Young                                   5,621               0.22%
All Directors and Executive Officers as
 a group (12 persons)                           148,734               5.52%

-------------------------------------------------------------------------------

     (1) Except as otherwise indicated, each person is the record owner of the shares indicated and possesses the sole voting and investment power with respect to such shares of common stock.

     (2) Computations of percentage ownership of each individual and of the group treat warrants and options to purchase common stock exercisable within the next 60 days as though the shares subject thereto were issued and outstanding.

     (3) Includes shares which may be acquired within the next 60 days in the following amounts upon exercise of options granted pursuant to the Company's Non-Qualified Stock Option Plans: Bart C. Gutekunst - 24,286; Larry G. Haimovitch - 1,333; Alan J. Rabin - 32,381; Robert T. Rylee - 25,619; Tracey E. Young - 5,000; and all Directors and Executive Officers as a group (12 persons) - 110,429.

     (4) Includes shares which may be acquired within the next 60 days in the following amounts by exercise of redeemable warrants issued in consideration of the conversion of 5% Convertible Debentures to common stock: Bart C. Gutekunst - 866; Alan J. Rabin - 866; and all Directors and Executive Officers as a group (12 persons) - 1,732.


COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

EXECUTIVE REMUNERATION. The following table sets forth information about the compensation paid or accrued by the Company during the fiscal years ended March 31, 1996, 1995, and 1994 to the Company's Chief Executive Officers and any other Executive Officer whose aggregate compensation exceeded $100,000 in fiscal 1996.

                           SUMMARY COMPENSATION TABLE

----------------------------------------------------------------------------------------------------
                                                                  LONG-TERM
                                                                 COMPENSATION
                                      ANNUAL COMPENSATION           AWARDS

Name and Principal          Fiscal                  Other         Securities             All
Position                  Year Ended   Salary      Annual         Underlying            Other
                          March 31,             Compensation        Options          Compensation
----------------------------------------------------------------------------------------------------
Alan J. Rabin                1996     $110,000  $  9,094/(1)/        20,000/(2)/        $26,349/(3)/
(President, CEO,             1995     $ 55,000  $  1,250/(4)/        28,571/(5)/        $64,451/(6)/
Director)                    1994            -         -                  -                   -
----------------------------------------------------------------------------------------------------
Bart C. Gutekunst            1996     $ 48,000         -             15,000/(2)/        $ 8,700
(Chairman of the             1995     $ 24,000  $  1,250/(7)/        21,429/(5)/        $95,050/(8)/
Board)                       1994            -         -                  -                   -
----------------------------------------------------------------------------------------------------
Robert R. Brownlee           1996     $ 96,800  $  8,000/(9)/         2,000/(2)/              -
(Senior Executive            1995     $ 84,015  $  5,625/(10)/       25,714/(11)/             -
Vice President)              1994     $ 82,100  $ 11,100/(12)/            -                   -
----------------------------------------------------------------------------------------------------
Robert S. Miller             1996     $100,000  $ 32,951/(13)/            -                   -
(Vice President, Sales       1995     $ 29,293  $  6,333/(14)/       14,286/(15)/             -
and Marketing)               1994            -         -                  -                   -
----------------------------------------------------------------------------------------------------

(1) In addition to his salary, Mr. Rabin is entitled to a performance bonus. This represents the performance bonus accrued in respect of Mr. Rabin's services during the year ended March 31, 1996.

(2) On May 5, 1995, the Board of Directors awarded these options to purchase shares in common stock of the Company at $3.63 per share. The options are exercisable one third on August 5, 1995, one third on May 5, 1996, and one third on May 5, 1997.

(3) This represents reimbursement of relocation expenses, $21,549, paid to Mr. Rabin pursuant to his employment agreement and consulting fees for debenture financing, $4,800.

(4) This represents a monthly fee of $625 paid to Mr. Rabin in October and November 1994 for his services to the Company as a Director.

 (5) Upon execution of their employment agreements with the Company, Mr. Rabin was granted stock options for 28,571 shares of the Company's common stock and Mr. Gutekunst was granted stock options for 21,429 shares of the Company's common stock, exercisable at $3.50 per share.

 (6) This includes $12,751 for reimbursement of relocation expenses paid to Mr. Rabin pursuant to his employment agreement. It also includes $51,700 for consulting services rendered the Company in connection with the development of its new business plan and its financing efforts prior to his employment with the Company.

 (7) This represents a monthly fee of $625 paid to Mr. Gutekunst in August and September 1994 for his services to the Company as a Director prior to his employment as Chairman.

 (8) This includes $79,050 for consulting services rendered the Company in connection with the development of its new business plan and its financing efforts prior to his employment with the Company. It also includes $16,000 in connection with his facilitating the refinancing of the mortgage on the Company's property.

 (9) This represents the performance bonus accrued in respect of Mr. Brownlee's services during the year ended March, 1996.

(10) This represents a monthly fee of $625 paid to Mr. Brownlee for nine months for his services to the Company as a Director.

(11) This represents options to purchase 11,428 shares of common stock in the Company at $3.50 per share, exercisable one third on August 18, 1994, one third on May 11, 1995 and one third on May 11, 1996 and 14,286 shares of common stock in the Company at $3.50 per share, fully exercisable October 10, 1994.

(12) This represents a monthly fee of $625 paid to Mr. Brownlee for the year ended March 31, 1994 for his services to the Company as a Director and a car allowance of $300 a month for the year.

(13) In addition to his salary, Mr. Miller was entitled to a performance bonus. This represents $23,951 performance bonus and $9,000 car allowance for the year ended March 31, 1996.

(14) This represents $3,333 performance bonus and $3,000 car allowance for the period December 12, 1994 to March 31, 1995.

(15) Upon execution of his employment agreement with the Company, Mr. Miller was granted options to purchase 14,286 shares of common stock in the Company at $3.50 a share, exercisable one third on December 12, 1995, one third on December 12, 1996 and one third on December 12, 1997.

   The following table sets forth information concerning options granted during the fiscal year ended March 31, 1996 to those persons named in the preceding Summary Compensation Table.

                       OPTION GRANTS IN LAST FISCAL YEAR


                       Number of
                      Securities      % of Total
                      Underlying   Options Granted
                        Options    to Employees in   Exercise Price   Expiration
        Name            Granted      Fiscal Year        ($/share)        Date
--------------------------------------------------------------------------------
Alan J. Rabin         20,000/(1)/          28%           $3.625          5/5/2000
Bart C. Gutekunst     15,000/(1)/          21%           $3.625          5/5/2000
Robert R. Brownlee     2,000/(1)/           3%           $3.625          5/5/2000
--------------------------------------------------------------------------------

(1) Two thirds of the options are subject to immediate exercise and the final third become exercisable on May 5, 1997.

  The following table sets forth information concerning the value of unexercised stock options at March 31, 1996 for those persons named in the Summary Compensation Table.

                   AGGREGATED OPTIONS IN LAST FISCAL YEAR AND
                         FISCAL YEAR END OPTION VALUES


                                                  Number of Securities       Value of Unexercised In-
                        Shares                   Underlying Unexercised        The-Money Options at
                      Acquired on   Value      Options at Fiscal Year End         Fiscal Year End
Name                   Exercise    Realized  Exercisable/Unexercisable/(1)/  Exercisable/Unexercisable
------------------------------------------------------------------------------------------------------
Alan J. Rabin               -          -               25,714/22,857                  $0/$0
Bart C. Gutekunst           -          -               19,286/17,143                  $0/$0
Robert R. Brownlee          -          -               32,531/10,183                  $0/$0
Robert Miller               -          -                 4,762/9,524                  $0/$0
------------------------------------------------------------------------------------------------------

(1) These options have been adjusted to give effect to the Company's one for seven reverse stock split effected December 13, 1994.

COMPENSATION OF DIRECTORS

     For their service on the Board, each outside director is entitled to receive annually the sum of $3,000 and such number of shares of the Company's common stock that have a total value of $6,000 based on the average of the bid and ask prices of the Company's common stock on the NASD OTC Bulletin Board Service as quoted on January 19, 1996. In fiscal 1996 the following individuals
received compensation as outside directors:   For his service on the Board from
August, 1995 through March, 1996, William Burns was paid $1,250 in cash and 690 shares of the Company's common stock. For her service on the Board from September, 1995 through March 1996, Tracey Young received $1,125 in cash and 621 shares of the Company's common stock. Larry Haimovitch and Robert Rylee each received $3,000 in cash and 2,400 shares of the Company's Common Stock for their service on the Board for the 1996 fiscal year.

EMPLOYMENT AGREEMENTS

     Mr. Alan J. Rabin is employed as the President and Chief Executive Officer of the Company pursuant to a three year employment agreement dated as of October 13, 1994. As compensation thereunder, Mr. Rabin receives an annual salary of $110,000; reimbursement for business travel and other business expenses; and a bonus of 25% of his annual salary based on the performance of the Company. The employment agreement also provides reimbursement for Mr. Rabin's relocation and temporary living expenses, not to exceed $38,000 plus the cost associated with the moving of personal possessions and his family. His employment agreement provides a severance package under certain defined circumstances equal to the balance of the salary due under the employment agreement (payable in accordance with the Company's payroll practices) and a lump sum payment equal to nine months of his annual base salary then in effect, plus maintenance by the Company (to the extent permitted under plan documents) for nine months from the date of termination all benefit plans in which he was entitled to participate while an employee, or the equivalent. The nine month lump sum severance payment is also payable to Mr. Rabin in the event his employment agreement is not renewed by the Company at the end of its term. Pursuant to his employment agreement, the Company awarded to Mr. Rabin a stock option for 28,571 shares of the Company's common stock at an exercise price of $3.50 per share, 14,286 of which vested immediately and the remaining 14,285 shares will be subject to exercise incrementally over the term of his employment agreement. Mr. Rabin's stock option agreement contains a change of control provision whereby in the event of a change in control of the Company, all outstanding options become immediately exercisable.

     Mr. Bart C. Gutekunst is employed as the Chairman of the Board of the Company pursuant to a three year employment agreement dated as of October 13, 1994. As compensation thereunder, Mr. Gutekunst receives an annual salary of $48,000; reimbursement for business travel and other business expenses; and a bonus related to the Company's financial, capital raising and corporate development and acquisition activities in the form of the following transactional fees: 1% for debt and equity source, and 1% of the gross consideration for asset acquisitions or sales, which fees are payable to Mr. Gutekunst upon closing by the Company or its successor-in-interest of the applicable transaction. Pursuant to the employment agreement, Mr. Gutekunst received an option for 21,429 shares of the common stock of the Company at an exercise price of $3.50 per share, 10,715 of which became immediately exercisable and the remaining 10,714 will become exercisable incrementally over the term of the agreement. His employment agreement contains the same severance provisions as Mr. Rabin's employment agreement and his stock option contains the same change of control provision as Mr. Rabin's stock option agreement.

     Mr. Robert S. Miller was employed as the Company's Vice President of Sales and Marketing pursuant to a three year employment agreement dated December 10, 1994. As compensation thereunder, Mr. Miller receives an annual salary of $100,000; reimbursement for business travel and other business related expenses; and a bonus of up to 50% of his annual salary, depending upon achievement of sales and profit goals and performance by the employee; however, $10,000 of the bonus is guaranteed to be paid annually. Mr. Miller, pursuant to his employment agreement, was granted options for 14,286 shares of the Company's Common Stock at an exercise price of $3.50 per share, exercisable incrementally over a three year period commencing December 12, 1995. Mr. Miller's employment agreement provides for reimbursement for relocation and temporary living expenses if he is required to relocate by the Company. His employment agreement provides a severance package under certain circumstances equal to the balance of the salary due under the employment agreement and a payment equal to six months of his annual base salary then in effect (payable in accordance with the Company's payroll practices), plus continued participation for six months from the termination date in all benefit plans in which he was entitled to participate as an employee (to the extent permitted under the plans), or their equivalent.

STOCK OPTIONS

     On September 9, 1987, the Board of Directors of the Company adopted the 1987 Non-Qualified Stock Option Plan (the "1987 Plan"). The 1987 Plan provided the Board of Directors with the authority to grant to employees, officers and directors, and employees of the Company non-qualified options to purchase up to a maximum of 142,857 shares of the Company's common stock.

     On February 7, 1992, the Company's Board of Directors adopted the 1992 Non-Qualified Stock Option Plan (the "1992 Plan"). The 1992 Plan provided the Board of Directors with the authority to grant officers, directors, and employees of the Company non-qualified options to purchase up to a maximum of 42,857 shares of the Company's common stock. On March 17, 1994, the Board of Directors amended and restated the 1992 Plan and provided therein authorization to issue options for up to a maximum of 157,143 shares of the Company's common stock.

     On January 19, 1995, the Board of Directors of the Company authorized the combination of the 1987 Plan and the 1992 Plan into one plan now known as the Combined 1987-1992 Non-Qualified Stock Option Plan ("Combined Plan"). The Combined Plan provides that all issued and outstanding stock option agreements under the previous plans shall be governed by the Combined Plan. Under the Combined Plan, the Company is authorized to issue options to employees, officers and directors to purchase up to a maximum of 400,000 shares of the Company's common stock. As of March 31, 1996, there were outstanding options for 305,186 shares under the Combined Plan, of which 237,569 shares were subject to options held by officers and directors at exercise prices ranging from $3.50 to $5.25 per share.


CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     See "Employment Agreements" for a description of certain compensation arrangements.

     During the last calendar quarter of 1994, the Company raised $2,885,000 through a private placement of 5% Convertible Debentures. Interest payments were made on March 31 and October 31 of each year, commencing March 31, 1995. The Debentures' maturity date is October 31, 1999. Effective March 31, 1996, the holders of Debentures converted their Debentures into common stock of the Company at a conversion rate of $2.80 per shares. Alan Rabin and Bart Gutekunst, President/Chief Executive Officer and Chairman of the Board, respectively, of the Company, each received 8,928 shares of the Company's Common Stock in respect of the conversion. Those beneficial owners holding 5% or more of the Company's issued and outstanding common stock and the common stock they received upon conversion of their debentures is as follows: Philip R. Beutel, 89,285 shares; Special Situation Fund III, LP, 285,714 shares; Penfield Partners, 178,571 shares; Bradley Resources Company, 173,214 shares; and ROI
Partners, 125,000 shares.   Pursuant to the terms of the 5% Convertible
Debentures, the Company filed with the SEC a registration statement on Form S-1 registering the common stock underlying the Debentures, which registration statement was declared effective by the SEC on April 27, 1995.

     In respect of their conversion of the debentures, the Company agreed to issue warrants to the debenture holders for an aggregate of 100,000 warrants (to be divided among the debenture holders pro rata in accordance with their percentage interests in the Debentures). The warrants will have a term of three years and will be exercisable commencing March 31, 1996 at $5.00 per share.

     Upon the closing of the minimum offering of the convertible debentures, Alan J. Rabin and Bart C. Gutekunst entered into employment agreements with the Company on October 13, 1994. Previously, Mr. Gutekunst and Mr. Rabin had been consulting with and assisting the Company in preparing its business plan and obtaining additional financing. On July 31, 1994, Mr. Gutekunst was appointed to the Board of Directors to fill a vacancy. On October 13, 1994, Mr. Gutekunst was appointed Chairman of the Board and Mr. Rabin was appointed the Company's President and Chief Executive Officer pursuant to their respective employment agreements. For consulting services rendered the Company in connection with the development of the Company's new business plan and the Company's financing, Mr. Rabin and Mr. Gutekunst were paid consulting fees in the aggregate amount of $130,750. Mr. Gutekunst and Mr. Rabin also participated in the debenture financing discussed above, and each acquired a debenture in the amount of $25,000.

     On October 1, 1994, the Company issued to Robert R. Brownlee, Senior Executive Vice President of the Company, an option to purchase 14,286 shares for the Company's common stock at an exercise price of $3.50 per share. The option agreement contains certain piggyback registration rights.

     On October 7, 1994, the Company executed an employment agreement with Robert R. Brownlee, who served the Company as Executive Vice President of Technical Affairs. The agreement is a three year agreement whereby Mr. Brownlee will receive an annual salary of $96,800; reimbursement for business travel and other business expenses; and may receive from time to time such bonus compensation as the Board of Directors of the Company in its sole discretion shall authorize. The employment agreement provides that should Mr. Brownlee decide to commit less time to the Company subsequent to October 1, 1995, his base salary shall be reduced proportionately. Further, any options exercisable at the termination of Mr. Brownlee's employment shall be retained by him. His employment agreement provides a severance package under certain defined circumstances equal to the balance of the salary due under the employment agreement (payable in accordance with the Company's payroll practices) and a lump sum payment equal to nine months of his annual base salary then in effect, plus maintenance by the Company (to the extent permitted under plan documents) for nine months from the date of termination all benefit plans in which he was entitled to participate while an employee, or the equivalent.

     In November, 1995, the Company entered into an agreement with Biosight Inc., of which William H. Burns, Jr., a director of the Company, is President and principal shareholder. Under the agreement, Biosight Inc. provides consulting services regarding the Company's manufacturing processes and inventory planning. The agreement provides for payment of $30,000 in fees during the year ended March 31, 1996, plus reimbursement of approved out-of-pocket expenses, and future performance related payments to be paid in stock and
cash, provided certain goals are met.   Upon earning $30,000 in performance
related payments (in combined cash and stock), the agreement provides for subsequent performance based payments to be made in the Company's common stock.

     During fiscal 1996, Tracey E. Young, a director of the Company, provided consulting services to the Company regarding development of international markets for the Company's products. In March, 1996, the Board of Directors approved payment of $5,000 in consulting fees to Ms. Young together with a grant of a stock option for 5,000 shares, exercisable at $3.75 per share. In respect of consulting services, the Board approved royalty payments to Ms. Young of $100 per unit (each unit comprised of a pacemaker and lead) sold in Japan for the three year period following approval of the product by regulatory authorities in that country.

     During fiscal 1996, the Company entered into a distribution agreement for the European market with Grupo Taper, S.A., Madrid, Spain ("Grupo Taper"). Dr. Augusto Ocana, who became a director of the Company in April 1996, is an executive officer of Grupo Taper.

     The foregoing transactions between the Company and its affiliates have been negotiated on behalf of the Company by its management. The Company believes that such transactions are in compliance with the Company's policy that transactions with affiliates were on terms at least as favorable as could have been reasonably obtained from an unaffiliated third party.

RATIFICATION OF APPOINTMENT OF INDEPENDENT ACCOUNTANTS

     The Board of Directors has selected BDO Seidman, LLP to be the Company's independent accountants for the fiscal year ending March 31, 1997 and recommends that such appointment be ratified by the stockholders at the Annual Meeting. Their representatives are not expected to be present at the Annual Meeting.

     BDO Seidman, LLP audited the Company's financial statement in fiscal 1995, subsequent to the resignation of Price Waterhouse, LLP in January 1995. The resignation of Price Waterhouse, LLP was not due to any disagreements, but was a business decision made by Price Waterhouse on its internal priorities regarding client development. In connection with the audits for the fiscal years ended March 31, 1993 and March 31, 1994 and through January 5, 1995, there were no disagreements with Price Waterhouse, LLP on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of Price Waterhouse, LLP would have caused it to make reference thereto in its report on the financial statements for such years.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT ACCOUNTANTS, BDO SEIDMAN, LLP. PROXIES SOLICITED BY THE BOARD OF DIRECTORS WILL BE SO VOTED UNLESS SHAREHOLDERS SPECIFY TO THE CONTRARY IN THEIR PROXIES.

     While ratification by shareholders of this appointment is not required by law or the Company's Certificate of Incorporation or Bylaws, management of the Company believes that such ratification is desirable. In the event this appointment is not ratified by a majority vote of shareholders, the Board of Directors of the Company will consider that fact when it appoints independent accountants for the next fiscal year.

SHAREHOLDER PROPOSALS

     Proposals of the shareholders intended to be presented at the next Annual Meeting of Shareholders must be received by the Company for possible inclusion in the Company's Proxy Statement and Form of Proxy relating to the meeting not later than June 12, 1997, unless the month and date of the next Annual Meeting are advanced by more than thirty calendar days, or delayed by more than ninety calendar days from November 14, 1997, the month and day contemplated for the next Annual Meeting. If such a change occurs, the Company will inform shareholders in a timely manner of the change and date by which shareholder proposals must be received. In such event, shareholder proposals must be received by the Company a reasonable time before the solicitation of proxies is made. Such shareholder proposals should be made in compliance with applicable legal requirements and be furnished to the President by certified mail, return receipt requested.

ANNUAL REPORT

     The Annual Report of the Company for the year ended March 31, 1996 accompanies this Proxy Statement.

OTHER MATTERS

     The Board of Directors does not know of any matters, other than the foregoing, that will be presented for consideration at the Annual Meeting. However, if other matters properly come before the Annual Meeting, or any adjournment thereof, the persons named in the accompanying Proxy will vote in accordance with their judgment with respect to such matters.

     BY ORDER OF THE BOARD OF DIRECTORS


     /s/ Robert T. Rylee
    ----------------------------------
     ROBERT T. RYLEE
     SECRETARY
     Palm Coast, Florida
     October 3, 1996

PROXY
------
CCS
Cardiac Control Systems, Inc.


          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ITEMS 1 AND 2.

The undersigned hereby appoints Alan J. Rabin and Bart C. Gutekunst, or either one of them, with power of substitution, as Proxies, and hereby authorizes them to represent and to vote, as indicated below, all shares of common stock, par value $0.10 per share, of Cardiac Control Systems, Inc. that the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held at the Hyatt Regency New Orleans, Poydras at Loyola Avenue, New Orleans, Louisiana 70113 on November 13, 1996 at 4:00 p.m. local time, or any adjournments thereof.

1. ELECTION OF DIRECTORS

   [   ]  FOR all nominees listed below     [   ]  WITHHOLD AUTHORITY
          (except as marked to the                 to vote for all nominees
           contrary below)

    William H. Burns, Jr., Bart C. Gutekunst, Larry Haimovitch, Augusto Ocano,
                  Alan J. Rabin, Robert T. Rylee, Tracey E. Young

 (INSTRUCTIONS: To withhold authority to vote for any individual nominee, cross out that individual's name above.)

2. RESOLUTION TO RATIFY THE APPOINTMENT OF BDO SEIDMAN, LLP as independent accountants of Cardiac Control Systems, Inc. for the fiscal year ending March 31, 1997.

       [  ]  FOR               [  ] AGAINST          [  ] ABSTAIN


3. The Proxies are authorized to vote in their discretion upon such other business as may properly come before the meeting.

WHEN PROPERLY EXECUTED AND RETURNED, THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER(S). IF NO DIRECTION IS INDICATED, THIS PROXY WILL BE VOTED "FOR" ALL DIRECTORS AND "FOR" PROPOSAL 2.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President of other authorized officer, giving full title. If a partnership, please sign in partnership name by authorized person, giving full title.

                                       ----------------------------------------
DATED:              , 1996             Signature
      --------------

-------------------------------------
| PLEASE MARK, SIGN, DATE AND RETURN |
| THE PROXY CARD PROMPTLY USING THE  | ----------------------------------------
| ENCLOSED ENVELOPE.                 | Signature if held jointly
-------------------------------------

______________________________________________________________________________

                                              Address Corrections


                                      ---------------------------------------

                                      ---------------------------------------

                                      ---------------------------------------